PRICING SUPPLEMENT No. WFC189 dated September 16, 2022 (To Product Supplement No. WF1 dated July 6, 2022, Prospectus Supplement dated September 14, 2021 and Prospectus dated September 14, 2021)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-259205

Royal Bank of Canada Senior Global Medium-Term Notes, Series I Equity Index Linked Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027

■  Linked to the lowest performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® (each, an "Index" and together, the "Indices")
■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing Index. The lowest performing Index is the Index that has the lowest index return (i.e., the lowest percentage change from its starting level to its ending level). The maturity payment amount will reflect the following terms:
■ If the level of the lowest performing Index increases or is unchanged from its starting level, you will receive the face amount plus a contingent fixed return of 53% of the face amount
■ If the level of the lowest performing Index decreases, but the decrease is not more than 30%, you will receive the face amount
■ If the level of the lowest performing Index decreases by more than 30%, you will have full downside exposure to the decrease in the level of the lowest performing Index from its starting level, and you will lose more than 30%, and possibly all, of the face amount of your securities
■  Investors may lose a significant portion, or all, of the face amount
■  Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending level of the lowest performing Index significantly exceeds its starting level; you will not participate in any appreciation of the lowest performing Index beyond the contingent fixed return
■  Your return on the securities will depend solely on the performance of the lowest performing Index. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■  All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in the Indices for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment
■  No periodic interest payments or dividends
■  No exchange listing; designed to be held to maturity

Our initial estimated value of the securities as of the pricing date was $888.23 per $1,000 in principal amount, which is less than the public offering price. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy, and may be less than this amount. See "Estimated Value of the Securities" for further information.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See "Selected Risk Considerations" beginning on page PRS-8 herein and "Risk Factors" beginning on page S-2 of the accompanying product supplement.
The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$39.90	$960.10
Total	$1,895,000	$75,610.50	$1,819,389.50
(1)
Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See "Terms of the Securities—Agent" and "Estimated Value of the Securities" in this pricing supplement for further information.

(2)
In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC ("RBCCM"), may pay a fee of up to $5.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Terms of the Securities

Issuer:	Royal Bank of Canada.
Market Measures:	The S&P 500® Index (the "SPX Index"), the Nasdaq-100 Index® (the "NDX Index") and the Dow Jones Industrial Average® (the "INDU Index") (each, an "Index" and together, the "Indices").
Pricing Date:	September 16, 2022.
Issue Date:	September 21, 2022.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a "security" are to a security with a face amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The "maturity payment amount" per security will equal:
•    if the ending level of the lowest performing Index is greater than or equal to its starting level: $1,000 plus the contingent fixed return
•   if the ending level of the lowest performing Index is less than its starting level, but greater than or equal to its threshold level: $1,000; or
•    if the ending level of the lowest performing Index is less than its threshold level:
$1,000 + ($1,000 × index return of the lowest performing Index)

If the ending level of the lowest performing Index is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing Index from its starting level, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Contingent Fixed Return:
53% of the face amount ($530.00 per security). As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to 53% of the face amount. The contingent fixed return is payable only if the ending level of the lowest performing Index is greater than or equal to its starting level.

Stated Maturity Date:
September 23, 2027, subject to postponement. The securities are not subject to redemption by Royal Bank of Canada or repayment at the option of any holder of the securities prior to the stated maturity date.

Starting Level:
With respect to the SPX Index: 3,873.33, which was its closing level on the pricing date.
With respect to the NDX Index: 11,861.38, which was its closing level on the pricing date.
With respect to the INDU Index: 30,822.42, which was its closing level on the pricing date.

Closing Level:
With respect to each Index, closing level has the meaning set forth under "General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions" in the accompanying product supplement.

Ending Level:	With respect to each Index, the "ending level" will be its closing level on the calculation day.
Threshold Level:
With respect to the SPX Index: 2,711.331, which is equal to 70% of its starting level.
With respect to the NDX Index: 8,302.966, which is equal to 70% of its starting level.
With respect to the INDU Index: 21,575.694, which is equal to 70% of its starting level.

Index Return:	With respect to each Index, the "index return" is the percentage change from its starting level to its ending level, measured as follows: ending level – starting level starting level
Lowest Performing Index:	The Index with the lowest index return.
Calculation Day:	September 16, 2027, subject to postponement.
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see

PRS-2

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
"General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures" and "—Payment Dates" in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see "General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events" in the accompanying product supplement.

Calculation Agent:	RBC Capital Markets, LLC ("RBCCM")
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see "United States Federal Tax Considerations" and "United States Federal Tax Considerations" in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement, "Canadian Federal Income Tax Consequences."

Agent:
Wells Fargo Securities, LLC ("WFS"). The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $25.00 per security. Such securities dealers may include Wells Fargo Advisors ("WFA") (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent's discount to WFA as a distribution expense fee for each security sold by WFA.
In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $5.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
WFS and/or RBCCM, and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	78016FTQ7
Terms Incorporated in the Master Note:
All of the terms of the securities appearing in this section “Terms of the Securities," the applicable terms appearing under the caption “General Terms of the Securities" in the product supplement WF1, the applicable terms included in the Series I MTN prospectus supplement, dated September 14, 2021 and the prospectus, dated September 14, 2021, are incorporated into the master global security that represents the securities and is held by The Depository Trust Company.

PRS-3

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement No. WF1 dated July 6, 2022, the prospectus supplement dated September 14, 2021 and the prospectus dated September 14, 2021, relating to our Senior Global Medium-Term Notes, Series I, of which these securities are a part. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
When we refer to "we," "us" or "our" in this pricing supplement, we refer to Royal Bank of Canada.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. WF1 dated July 6, 2022:
https://www.sec.gov/Archives/edgar/data/1000275/000114036122025158/brhc10039117_424b5.htm
•	Prospectus Supplement dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009472/rbcsupp911210424b3.htm
•	Prospectus dated September 14, 2021:
https://www.sec.gov/Archives/edgar/data/1000275/000121465921009470/rbc911212424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1000275.
Please see the section "Documents Incorporated by Reference" on page i of the above prospectus for a description of our filings with the SEC that are incorporated by reference therein.

PRS-4

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Estimated Value of the Securities
Our estimated initial value of the securities, which is set forth on the cover page of this pricing supplement, is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in each Index, interest rates and volatility, and the expected term of the securities.
The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness at the time of pricing. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under these securities at a rate that is more favorable to us than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. This relatively lower implied borrowing rate, which is reflected in the economic terms of the securities, along with the agent discount and commission and hedging and other costs associated with the securities, reduced the initial estimated value of the securities at the time their terms were set.
In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with an affiliate of the agent and/or one of our subsidiaries. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, and the tenor of the securities. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)' control, such hedging may result in a profit that is more or less than expected, or could result in a loss.
Any price that the agent makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent's estimate of their value, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of five months after the original issue date, the price at which the agent may purchase the securities is expected to be higher than the price that would be determined based on the agent's valuation at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent would be willing to pay, and the difference between that price and the price that would be determined based on the agent's valuation of the securities less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent's estimated value, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent would be willing to pay to purchase the securities at that time.

PRS-5

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■	seek a contingent fixed return at maturity of 53% of the face amount if the ending level of the lowest performing Index is greater than or equal to its starting level;
■
are willing to accept the risk that, if the ending level of the lowest performing Index is less than its starting level by more than 30%, they will be fully exposed to the decrease in the lowest performing Index from its starting level, and will lose more than 30%, and possibly all, of the face amount per security at maturity;

■
understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending level of the lowest performing Index exceeds its starting level;

■
understand that the return on the securities will depend solely on the performance of the lowest performing Index, and that they will not benefit in any way from the performance of the better performing Indices;

■	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
■	understand and are willing to accept the full downside risks of each Index;
■	are willing to forgo interest payments on the securities and dividends on the securities included in the Indices; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending level of the lowest performing Index may decrease from its starting level by more than 30%;
■	seek full exposure to the upside performance of the lowest performing Index;
■	seek a greater contingent fixed return at maturity than will be provided by the terms of the securities;
■	seek full return of the face amount of the securities at stated maturity;
■
seek exposure to a basket composed of each of the Indices or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek current income;
■	are unwilling to accept the risk of exposure to the Indices;
■	seek exposure to the Indices but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Indices generally, or to the exposure to the Indices that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the "Selected Risk Considerations" herein and the "Risk Factors" in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled "The S&P 500® Index," "The Nasdaq-100 Index®" and "The Dow Jones Industrial Average®" below.

PRS-6

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Determining Payment at Stated Maturity
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Index is the lowest performing Index. The lowest performing Index is the Index with the lowest index return.
Step 2: Calculate the maturity payment amount based on the index return of the lowest performing Index, as follows:

PRS-7

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the "Risk Factors" section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating to the Terms and Structure of the Securities
If The Ending Level Of The Lowest Performing Index Is Less Than Its Threshold Level, You Will Lose More Than 30%, And Possibly Up To 100%, Of The Face Amount Of Your Securities At Maturity.
We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending level of the lowest performing Index relative to its starting level and the other terms of the securities. Because the level of each Index will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.
If the ending level of the lowest performing Index is less than its threshold level, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the level of the lowest performing Index from its starting level. The threshold level for each Index is 70% of its starting level. For example, if the lowest performing Index has declined by 30.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any contingent downside protection if the level of the lowest performing Index declines below its threshold level, and you will lose more than 30%, and possibly all, of the face amount per security at maturity. This is the case even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.
You Will Receive The Contingent Fixed Return Only If The Ending Level Of The Lowest Performing Index Is Greater Than Or Equal To Its Starting Level.
You will receive the contingent fixed return only if the ending level of the lowest performing Index is greater than or equal to its starting level. If the ending level of the lowest performing Index is less than its starting level, then you will not receive the contingent fixed return, and if the ending level of the lowest performing Index is less than its threshold level, you will suffer a loss on the securities.
The Potential Return On The Securities Is Limited To The Contingent Fixed Return.
The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending level of the lowest performing Index exceeds its starting level. The lowest performing Index could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Index. In addition, you will not receive the value of dividends or other distributions paid with respect to the lowest performing Index.
The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.
You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of an Index could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index.  You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.
Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Index, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.
Your return on the securities will depend solely on the performance of the lowest performing Index. Although it is necessary for each Index to close above their respective threshold levels in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

PRS-8

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
You Will Be Subject To Risks Resulting From The Relationship Among The Indices.
As a holder of the securities, it will be preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent that the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the "IRS"), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled "United States Federal Tax Considerations."
The Securities Are Subject To Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any securities included in the Indices for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on the obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.
The tax treatment of the securities is uncertain. We do not plan to request a ruling from the IRS or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement and/or the accompanying product supplement.
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.
Please read carefully the section entitled "U.S. Federal Tax Consequences" in this pricing supplement, the section entitled "Tax Consequences—United States Taxation" in the accompanying prospectus and the section entitled "United States Federal Tax Considerations" in the accompanying product supplement. You should consult your tax advisor about your own tax situation.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled "Certain Income Tax Consequences — Canadian Taxation" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.
The calculation day with respect to an Index will be postponed if the originally scheduled calculation day is not a trading day with respect to either Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
Our Initial Estimated Value Of The Securities Is Less Than The Original Offering Price.
Our initial estimated value of the securities is less than the original offering price of the securities. This is due to, among other things, the fact that the original offering price of the securities reflects the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the original offering price of the agent discount and commission and hedging and other costs associated with the securities. The price, if any, at which you may sell the securities prior to maturity may be less than the original offering price and our initial estimated value.
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the original offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value. This is because any such sale price would not be expected to include the agent discount and commission or hedging or other costs associated with the securities, including the estimated profit that we, our affiliates, and/or any of our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In

PRS-9

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions. In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value. As a result, the secondary market price of the securities will be less than if the internal funding rate was used. These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the level of each Index, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways. Moreover, we expect that any secondary market price will be based on WFS's valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value set forth on the cover page of this document.
For a limited period of time after the original issue date, WFS may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
The Initial Estimated Value Of The Securities Is An Estimate Only, Calculated As Of The Time The Terms Of The Securities Were Set.
Our initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the Indices, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including WFS in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current levels of the Indices, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the "derivative component factors," and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: Index performance; interest rates; volatility of the Indices; correlation among the Indices; time remaining to maturity; and dividend yields on securities included in the Indices. When we refer to the "value" of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of each Index. Because numerous factors are expected to affect the value of the securities, changes in the level of each Index may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the  face amount plus the contingent fixed return.

PRS-10

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Our broker-dealer subsidiary, RBCCM, does not expect to make a market in the securities. If RBCCM determines that the agent is unable or unwilling to make a market in the securities at any time, RBCCM may, but is not obligated to, make a market in the securities at that time. If RBCCM makes a market in the securities at any time, its valuation of the securities may differ from the agent's valuation, and consequently the price at which it may be willing to purchase the securities may differ from (and be lower than) the price at which the agent would have purchased the securities at that time.
Risks Relating To The Indices
The Maturity Payment Amount Will Depend Upon The Performance Of The Indices, And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.
•	Changes That Affect The Indices May Adversely Affect The Value Of The Securities And Maturity Payment Amount.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.
•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
An Investment In The Securities Is Subject To Risks Relating To Non-U.S. Companies.
Because certain securities included in the NDX Index are issued by non-U.S. issuers and/or are traded outside of the U.S., an investment in the securities involves particular risks. For example, the relevant non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets.
Risks Relating to Conflicts of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a "participating dealer," are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,"—Adjustments to an Index" and "—Discontinuance of an

PRS-11

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Index" in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and our determinations as calculation agent may adversely affect your return on the securities.
•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of each Index.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Indices may adversely affect the level of each Index.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of each Index.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of each Index.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level for any Index. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level of any Index. The actual starting level and threshold level for each Index are set forth under "Terms of the Securities" above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.
Contingent Fixed Return:	53% of the face amount ($530.00 per security)
Hypothetical Starting Level of each Index:	100.00
Hypothetical Threshold Level of each Index:	70.00 (70% of the hypothetical starting level)
Hypothetical Payout Profile

PRS-13

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Hypothetical Returns

Hypothetical Ending Level of Lowest Performing Index	Hypothetical Index Return of Lowest Performing Index(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical Pre-Tax Total Rate of Return(2)
200.00	100.00%	$1,530.00	53.00%
175.00	75.00%	$1,530.00	53.00%
150.00	50.00%	$1,530.00	53.00%
140.00	40.00%	$1,530.00	53.00%
130.00	30.00%	$1,530.00	53.00%
120.00	20.00%	$1,530.00	53.00%
110.00	10.00%	$1,530.00	53.00%
105.00	5.00%	$1,530.00	53.00%
100.00	0.00%	$1,530.00	53.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
69.00	-31.00%	$690.00	-31.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%
(1)
The index return of the lowest performing Index is equal to the percentage change from its starting level to its ending level (i.e., the ending level of the lowest performing Index minus its starting level, divided by its starting level).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-14

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Hypothetical Examples
Example 1. The maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the closing level of the lowest performing Index from its hypothetical starting level to its hypothetical ending level:
	SPX Index	NDX Index	INDU Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	110.00	140.00	145.00
Hypothetical threshold level:	70.00	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level:	10.00%	40.00%	45.00%
Step 1: Determine which Index is the lowest performing Index.
In this example, the SPX Index has the lowest index return and is, therefore, the lowest performing Index.
Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.
Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return.
On the stated maturity date, you would receive $1,530.00 per security.
Example 2.  The maturity payment amount is greater than the face amount and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the closing level of the lowest performing Index from its hypothetical starting level to its hypothetical ending level:
	SPX Index	NDX Index	INDU Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	180.00	175.00	190.00
Hypothetical threshold level:	70.00	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level:	80.00%	75.00%	90.00%
Step 1: Determine which Index is the lowest performing Index.
In this example, the NDX Index has the lowest index return and is, therefore, the lowest performing Index.
Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.
Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical starting level, the maturity payment amount per security would be equal to the face amount of $1,000 plus the contingent fixed return. Even though the lowest performing Index increased by 75% from its starting level to its ending level in this example, your return is limited to the contingent fixed return of 53%.
On the stated maturity date, you would receive $1,530.00 per security.

PRS-15

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Example 3. The ending level of the lowest performing Index is less than its starting level but greater than its threshold level, and the maturity payment amount is equal to the face amount:
x	SPX Index	NDX Index	INDU Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	130.00	110.00	95.00
Hypothetical threshold level:	70.00	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level:	30.00%	10.00%	-5.00%
Step 1: Determine which Index is the lowest performing Index.
In this example, the INDU Index has the lowest index return and is, therefore, the lowest performing Index.
Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.
Because the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 30%, you would receive the face amount of your securities at maturity.
On the stated maturity date, you would receive $1,000.00 per security.
Example 4. The ending level of the lowest performing Index is less than its threshold level, and the maturity payment amount is less than the face amount:

	SPX Index	NDX Index	INDU Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	50.00	110.00	125.00
Hypothetical threshold level:	70.00	70.00	70.00
Hypothetical index return (ending level – starting level)/starting level:	-50.00%	10.00%	25.00%
Step 1: Determine which Index is the lowest performing Index.
In this example, the SPX Index has the lowest index return and is, therefore, the lowest performing Index.
Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index.
Because the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level by more than 30%, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:
$1,000 + ($1,000 × index return of lowest performing Index)
$1,000 + ($1,000 × -50.00%) = $500.00
On the stated maturity date, you would receive $500.00 per security. As this example illustrates, if any Index depreciates by more than 30% from its starting level to its ending level, you will incur a loss on the securities at maturity, even if the other Indices have appreciated or have not declined below their respective threshold levels.

PRS-16

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
The S&P 500® Index
All disclosures contained in this document regarding the SPX Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, its sponsor. None of us, the agent or RBCCM accepts any responsibility for the calculation, maintenance or publication of the SPX Index or any successor index.
The SPX Index is intended to provide an indication of the pattern of price movements among U.S. large capitalization stocks. The calculation of the level of the SPX Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
S&P calculates the SPX Index by reference to the prices of the constituent stocks of the SPX Index without taking account of the value of dividends paid on those stocks. As a result, the return on the securities will not reflect the return you would realize if you actually owned the SPX Index constituent stocks and received the dividends paid on those stocks.
Effective with the September 2015 rebalance, consolidated share class lines will no longer be included in the SPX Index. Each share class line will be subject to public float and liquidity criteria individually, but the company's total market capitalization will be used to evaluate each share class line. This may result in one listed share class line of a company being included in the SPX Index while a second listed share class line of the same company is excluded.
Computation of the SPX Index
While S&P currently employs the following methodology to calculate the SPX Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the payment at maturity.
Historically, the market value of any component stock of the SPX Index was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, S&P began shifting the SPX Index halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX Index to full float adjustment on September 16, 2005. S&P's criteria for selecting stocks for the SPX Index did not change with the shift to float adjustment. However, the adjustment affects each company's weight in the SPX Index.
Under float adjustment, the share counts used in calculating the SPX Index reflect only those shares that are available to investors, not all of a company's outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock's outstanding shares, other than holdings by "block owners," were removed from the float for purposes of calculating the SPX Index. Generally, these "control holders" will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block.
For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company's officers and directors hold 3% of the company's shares, and no other control group holds 5% of the company's shares, S&P would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company's officers and directors hold 3% of the company's shares and another control group holds 20% of the company's shares, S&P would assign an IWF of 0.77, reflecting the fact that 23% of the company's outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX Index. Constituents of the SPX Index prior to July 31, 2017 with multiple share class lines were grandfathered in and continue to be included in the SPX Index. If a constituent company of the SPX Index reorganizes into a multiple share class line structure, that company will remain in the SPX Index at the discretion of the S&P Index Committee in order to minimize turnover.

PRS-17

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
The SPX Index is calculated using a base-weighted aggregate methodology. The level of the SPX Index reflects the total market value of all 500 component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to use and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941-43 = 10. In practice, the daily calculation of the SPX Index is computed by dividing the total market value of the component stocks by the "index divisor." By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX Index, it serves as a link to the original base period level of the SPX Index. The index divisor keeps the SPX Index comparable over time and is the manipulation point for all adjustments to the SPX Index, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX Index, and do not require index divisor adjustments.
To prevent the level of the SPX Index from changing due to corporate actions, corporate actions which affect the total market value of the SPX Index require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX Index remains constant and does not reflect the corporate actions of individual companies in the SPX Index. Index divisor adjustments are made after the close of trading and after the calculation of the SPX Index closing level.
Changes in a company's total shares outstanding of 5% or more due to public offerings are made as soon as reasonably possible. Other changes of 5% or more (for example, due to tender offers, Dutch auctions, voluntary exchange offers, company stock repurchases, private placements, acquisitions of private companies or non-index companies that do not trade on a major exchange, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are generally announced on Fridays for implementation after the close of trading the following Friday (one week later). If a 5% or more share change causes a company's IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case-by-case basis.
License Agreement
S&P® is a registered trademark of Standard & Poor's Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed for use by S&P. "Standard & Poor's®", "S&P 500®" and "S&P®" are trademarks of Standard & Poor's Financial Services LLC. These trademarks have been sublicensed for certain purposes by us. The SPX Index is a product of S&P and/or its affiliates and has been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor's Financial Services LLC or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the SPX Index to track general market performance. S&P Dow Jones Indices' only relationship to us with respect to the SPX Index is the licensing of the SPX Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX Index is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the SPX Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the SPX Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX Index. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR

PRS-18

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

PRS-19

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Historical Information
We obtained the closing levels of the SPX Index in the graph below from Bloomberg Finance L.P., without independent verification.
The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2017 to September 16, 2022. The closing level on September 16, 2022 was 3,873.33. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index during the term of the securities.
PRS-20

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
The Nasdaq-100 Index®
All disclosures contained in this document regarding the NDX Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, its sponsor. None of us, the agent or RBCCM accepts any responsibility for the calculation, maintenance or publication of the NDX Index or any successor index.
The NDX Index is a modified market capitalization-weighted index of the 100 largest stocks of both U.S. and non-U.S. non-financial companies listed on The Nasdaq Stock Market. It does not contain securities of financial companies, including investment companies. The Nasdaq 100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. The Nasdaq, Inc. ("Nasdaq") publishes the NDX. Current information regarding the market value of the NDX is available from Nasdaq, as well as numerous market information services.
The share weights of the component securities of the NDX at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock's influence on the level of the NDX is directly proportional to the value of its share weight.
Index Calculation
At any moment in time, the level of the NDX equals the aggregate value of the then-current share weights of each of the component securities, which are based on the total shares outstanding of each such component security, multiplied by each such security's respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market), and divided by a scaling factor (the divisor), which becomes the basis for the reported level of the NDX. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude, which is more desirable for reporting purposes.
Underlying Stock Eligibility Criteria and Annual Ranking Review
Initial Eligibility Criteria
To be eligible for initial inclusion in the NDX, a security must be listed on The Nasdaq Stock Market and meet the following criteria:
•	the security's U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the security must be issued by a non-financial company;
•	the security may not be issued by an issuer currently in bankruptcy proceedings;
•
the security must generally be a common stock, ordinary share, American Depositary Receipt, or tracking stock (closed-end funds, convertible debentures, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interests, warrants, units and other derivative securities are not included in the NDX, nor are the securities of investment companies);

•	the security must have a three-month average daily trading volume of at least 200,000 shares;
•
if the security is issued by an issuer organized under the laws of a jurisdiction outside the United States, it must have listed options on a recognized market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible;
•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
•	the security must have traded for at least three full calendar months, not including the month of initial listing, on an "eligible exchange," as determined under the index rules.

PRS-21

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Continued Eligibility Criteria
In addition, to be eligible for continued inclusion in the NDX the following criteria apply:
•	the security's U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the security must be issued by a non-financial company;
•	the security may not be issued by an issuer currently in bankruptcy proceedings;
•	the security must have an average daily trading volume of at least 200,000 shares in the previous three‑month trading period as measured annually during the ranking review process described below;
•
if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized market in the United States or be eligible for listed‑options trading on a recognized options market in the United States, as measured annually during the ranking review process;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement that would likely result in the security no longer being eligible;
•
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event that a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.
These eligibility criteria may be revised from time to time by Nasdaq without regard to the securities.
Annual Ranking Review
The component securities are evaluated on an annual basis (the "Ranking Review"), except under extraordinary circumstances, which may result in an interim evaluation, as follows. Securities that meet the applicable eligibility criteria are ranked by market value. Eligible securities that are already in the NDX and that are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NDX. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review or was added to the NDX subsequent to the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those eligible securities not currently in the NDX that have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.
Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a component security is determined by Nasdaq to become ineligible for continued inclusion in the NDX, the security will be replaced with the largest market capitalization security meeting the eligibility criteria listed above and not currently included in the NDX.
Index Maintenance
In addition to the Ranking Review, the securities in the NDX are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from corporate events, such as stock dividends, stock splits and certain spin-offs and rights issuances. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 10%, that change will be made to the NDX as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.
In either case, the share weights for those component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in those securities. Ordinarily, whenever there is a change in the share weights, a change in a component security, or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NDX that might otherwise be caused by any of those changes. All changes will be announced in advance.

PRS-22

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Index Rebalancing
The NDX Index is rebalanced on a quarterly basis in March, June, September and December in accordance with Nasdaq's rules. Rebalance changes become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on specified weighting restrictions if it is determined to be necessary to maintain the integrity of the index.
Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.
License Agreement
The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (collectively, "Nasdaq"). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. Nasdaq makes no representation or warranty, express or implied to the owners of the securities, or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NDX to track general stock market performance. Nasdaq's only relationship to us is in the licensing of the Nasdaq®, NDX trademarks or service marks, and certain trade names of Nasdaq and the use of the NDX which are determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take the needs of us or the owners of the securities into consideration in determining, composing or calculating the NDX. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the securities.
NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF NASDAQ AND ARE INCENSED FOR USE BY US. THE SECURITIES HAVE NOT BEEN PASSED ON BY NASDAQ AS TO THEIR LEGALITY OR SUITABILITY. THE SECURITIES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY NASDAQ. NASDAQ MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

PRS-23

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Historical Information
We obtained the closing levels of the NDX Index in the graph below from Bloomberg Finance L.P., without independent verification.
The following graph sets forth daily closing levels of the NDX Index for the period from January 1, 2017 to September 16, 2022. The closing level on September 16, 2022 was 11,861.38. The historical performance of the NDX Index should not be taken as an indication of the future performance of the NDX Index during the term of the securities.
PRS-24

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
The Dow Jones Industrial Average®
All disclosures contained in this document regarding the INDU Index, including, without limitation, its make up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, its sponsor. None of us, the agent or RBCCM accepts any responsibility for the calculation, maintenance or publication of the INDU Index or any successor index.
The Dow Jones Industrial Average® is a price-weighted index, which means an underlying stock's weight in the INDU Index is based on its price per share rather than the total market capitalization of the issuer. The INDU Index is designed to provide an indication of the composite performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The corporations represented in the INDU Index tend to be regarded as market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors.
The INDU Index is maintained by an Averages Committee comprised of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal. Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, when changes are made they typically involve more than one component. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.
Changes in the composition of the INDU Index are made entirely by the Averages Committee without consultation with the corporations represented in the INDU Index, any stock exchange, any official agency or us. Unlike most other indices, which are reconstituted according to a fixed review schedule, constituents of the INDU Index are reviewed on an as-needed basis. Changes to the common stocks included in the INDU Index tend to be made infrequently, and the underlying stocks of the INDU Index may be changed at any time for any reason. The companies currently represented in the INDU Index are incorporated in the United States and its territories and their stocks are listed on the New York Stock Exchange and Nasdaq.
In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the INDU Index methodology is reviewed to help ensure that the INDU Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones Indices may publish a consultation inviting comments from external parties.
The INDU Index initially consisted of 12 common stocks and was first published in the WSJ in 1896. The INDU Index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the INDU Index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the INDU Index have been changed on a relatively infrequent basis.
Computation of the Dow Jones Industrial Average®
The level of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the INDU Index, divided by a divisor that is designed to provide a meaningful continuity in the level of the INDU Index. Because the INDU Index is price-weighted, stock splits or changes in the component stocks could result in distortions in the INDU Index level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the INDU Index.
License Agreement
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P") and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. "DJIA®" is a trademark of Dow Jones. The trademark has been sublicensed for certain purposes by us. The Dow Jones Industrial Average® is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Dow Jones Industrial Average® to track general market performance. S&P Dow Jones Indices' only relationship to us with respect to the Dow Jones Industrial Average® is the licensing of the Dow Jones Industrial Average® and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Dow Jones Industrial Average® is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the securities. S&P Dow Jones Indices have no obligation to take our needs or the needs of us or holders of the securities into consideration in determining, composing or calculating the Dow Jones Industrial Average®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or

PRS-25

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Dow Jones Industrial Average® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial Average®. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

PRS-26

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Historical Information
We obtained the closing levels of the INDU Index in the graph below from Bloomberg Finance L.P., without independent verification.
The following graph sets forth daily closing levels of the INDU Index for the period from January 1, 2017 to September 16, 2022. The closing level on September 16, 2022 was 30,822.42. The historical performance of the INDU Index should not be taken as an indication of the future performance of the INDU Index during the term of the securities.

PRS-27

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
United States Federal Tax Considerations
The following discussion supplements, and to the extent applicable supersedes, the discussion in the accompanying product supplement under the caption "United States Federal Tax Considerations."
In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat a security with terms described herein as a pre-paid cash-settled derivative contract in respect of the Indices that is treated as an "open transaction" for U.S. federal income tax purposes, and the terms of the securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. However, the U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service (the “IRS”) could assert that the securities should be taxed in a manner that is different from that described in the preceding sentence. If this treatment is respected, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount it received at such time and the amount that it paid for the securities. Such gain or loss should generally be long-term capital gain or loss if the U.S. holder has held its securities for more than one year. Non-U.S. holders should consult the section entitled "Tax Consequences to Non-U.S. Holders" in the underlying product supplement.
Under Section 871(m) of the Code, a "dividend equivalent" payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments ("ELIs") that are "specified ELIs" may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an "underlying security," which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Indices or the securities (for example, upon an Index rebalancing), and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Indices or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-28

Market Linked Securities—Contingent Fixed Return and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Nasdaq-100 Index® and the Dow Jones Industrial Average® due September 23, 2027
Validity of the Securities
In the opinion of Norton Rose Fulbright Canada LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the laws of Canada applicable therein, will be valid obligations of the Bank, subject to equitable remedies which may only be granted at the discretion of a court of competent authority, subject to applicable bankruptcy, to rights to indemnity and contribution under the securities or the Indenture which may be limited by applicable law; to insolvency and other laws of general application affecting creditors’ rights, to limitations under applicable limitations statutes, and to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable thereto. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated September 14, 2021, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC on September 14, 2021.
In the opinion of Ashurst LLP, when the securities have been duly completed in accordance with the Indenture and issued and sold as contemplated by the prospectus supplement and the prospectus, the securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general principles of equity, public policy considerations and the discretion of the court before which any suit or proceeding may be brought. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated September 14, 2021, which has been filed as Exhibit 5.4 to the Bank’s Form 6-K dated September 14, 2021.

PRS-29